Exhibit 10.1

Eighth Amendment to Employment Agreement

This Eighth Amendment (“Eighth Amendment”), to the Employment Agreement (the “Agreement”) dated February 27, 2007 between Usio, Inc. fka Payment Data Systems, Inc (“PDS”) and Louis A. Hoch (“Executive”) is entered into this 29th day of June 2022, and is made part of the Agreement which is hereby amended as follows:

1. Definitions. All capitalized terms used herein and not expressly defined herein shall have the respective meanings given to such terms in the Agreement.

2. Entire Agreement. Except as expressly modified by this Eighth Amendment, the Agreement shall be and remain in full force and effect in accordance with its terms and shall constitute the legal, valid, binding and enforceable obligations of PDS and Executive.

3. Successors and Assigns. This Eighth Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

4. Section References. Section titles and references used in this Eighth Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

5. Now, therefore, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged:

a. Section 4(b)(ii) of the Agreement is hereby replaced in its entirety with: “Intentionally omitted.”

b. SCHEDULE 4(a)(i) of the Agreement is hereby replaced in its entirety with: “$610,000 per annum.”

6. This Eighth Amendment amends the Agreement as set forth herein. All previously existing obligations under the Agreement are hereby reaffirmed in all respects.

In witness thereof, the parties hereto have caused this Eighth Amendment to the Agreement to be executed on the day and year first above written.

By:    /s/ Blaise Bender

Blaise Bender

Chairman of the Compensation Committee

By:    /s/ Louis Hoch

Louis A. Hoch